Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 11, 2021, among ASHFORD HOSPITALITY LIMITED PARTNERSHIP (the “Borrower”), ASHFORD HOSPITALITY TRUST, INC. (the “Parent”), the guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

A.            The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”).

B.            The Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders have agreed to certain amendments to the Credit Agreement, reaffirmations of other Loan Documents and certain other agreements, as more fully set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Parent, the Guarantors, the Administrative Agent, and the Lenders party hereto agree as follows:

Section 1.               Definitions. Capitalized terms used in this Amendment but not defined have the meaning provided in the Credit Agreement, as modified hereby. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after giving effect to this Amendment, refer to the Credit Agreement, as modified hereby.

Section 2.               Amendments. Subject to Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

2.1            Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)	The following definitions are hereby added to the Credit Agreement (in their appropriate alphabetical order) as follows:

“Advisory Agreement Suspended Covenant Period” means the period commencing on the date that (x) no PIK Principal is outstanding hereunder, (y) there are no accrued dividends on Company Preferred Stock then outstanding and (z) the aggregate amount of Unrestricted Cash exceeds the Advisory Agreement Suspended Covenant Period Minimum Cash (the requirements set forth in clauses (x), (y) and (z), the “Advisory Agreement Suspended Covenant Period Conditions”) and ending on the next date subsequent thereto that any of the Agreement Suspended Covenant Period Conditions is no longer satisfied (assuming that such Advisory Agreement Suspended Covenant Period Conditions are tested on a daily basis).

“Advisory Agreement Suspended Covenant Period Minimum Cash” means an amount equal to the sum of (x) the Loans then outstanding, (y) the PIK Principal then outstanding and (z) an amount equal to pay any premiums (including the Prepayment Premium) and fees (excluding the Exit Fee), in each case, that would then be owing if all Loans and PIK Principal were prepaid and this Agreement were terminated.

“Amendment No. 1 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 1).

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of 8, 2021.

“Oaktree Registered Warrants” means the Warrants to purchase shares of Common Stock, the resale of which will be registered for the benefit of the Lender and its Affiliates on or before the Amendment No. 1 Effective Date.

“Specified Suspended Covenants” means the covenants set forth in Sections 6.01, 6.02 (other than clause (d) thereof), 6.10, 6.19, 7.11, 7.17 and Article 2 of the Voting Agreement.

“Specified Suspended Covenant Period” means the period commencing on the date that no Loans or PIK Principal are outstanding hereunder and ending on the next date subsequent thereto that any Loans or PIK Principal are outstanding hereunder.

“Threshold Price” has the meaning specified in Section 2.15.

(b)	The following definition in Section 1.01 of the Credit Agreement is hereby amended by replacing the same in its entirety as follows:

“DDTL Commitment Expiration Date” means the thirty (30) month anniversary of the Closing Date, subject to any extension thereof pursuant to Section 2.04(e).

2.2            A new clause (f) shall be added immediately after Section 2.04(e) of the Credit Agreement and shall read as follows:

(f)	Upon any prepayment or repayment of the Initial Term Loans (including any reduction thereof pursuant to Section 2.15) in full prior to the DDTL Commitment Expiration Date, the DDTL Commitment Expiration Date will be automatically extended to the date that is the forty-two (42) month anniversary of the Closing Date (it being acknowledged and agreed that the Borrower may elect to terminate the DDTL Commitments as otherwise set forth in this Agreement at any time).

2.3            Clause (b)(ii) of Section 2.08 of the Credit Agreement shall be amended to replace the phrase “following the Closing Date” with the phrase “on or after the Closing Date”.

2.4            Clause (b)(ii) of Section 2.08 of the Credit Agreement shall be amended to add the following sentence at the end of such clause:

“At any time after the Amendment No. 1 Effective Date, to the extent that any portion of the Cash Exit Fee is to be paid in the form of Common Stock in accordance with this clause (b)(ii), such Cash Exit Fee may instead be satisfied by the issuance of Oaktree Registered Warrants in an equivalent amount of the Common Stock that would otherwise be issued pursuant to this clause (b)(ii).”

2.5            A new clause (b)(vii) shall be added immediately after Section 2.08(b)(vi) of the Credit Agreement and shall read as follows:

(vii)	Notwithstanding anything herein to the contrary or otherwise, at any time after the Amendment No. 1 Effective Date the Administrative Agent (acting upon the instructions of the Required Lenders) (which action shall apply to all Lenders collectively) may elect in writing to receive the Exit Fee (computed based on the then outstanding Obligations) as Warrants. Within two (2) Business Days of receipt of any such election, the Parent shall issue Warrants to the Lenders in respect of the Exit Fee pursuant to the Warrant Certificate. Any election to receive the Exit Fee as Warrants prior to the occurrence of the Exit Date shall be without prejudice to the Lenders’ right to receive an Exit Fee on any Obligations incurred subsequent to the date of such election (it being understood and agreed that no Exit Fee shall be due or payable on any portion of the Obligations more than a single time).

2.6            A new Section 2.15 of the Credit Agreement shall be added and shall read as follows:

2.15. Reduction of Obligations. Notwithstanding anything herein to the contrary or otherwise, in the event that prior to the termination of this Agreement, one or more of the Oaktree Registered Warrants (or any Warrant Shares (as defined in the Warrant Certificate) resulting from the exercise thereof) are sold by a Lender or any Affiliate of such Lender to any Person that is not a Lender or an Affiliate of such Lender for consideration (net of fees, expenses and discounts) per Warrant or per Warrant Share (as the case may be) in excess of $40 (the “Threshold Price”), the Obligations owing to such Lender shall be reduced by an amount equal to (1) 25% of the amount of such consideration (net of reasonable and customary fees, expenses and discounts) per Warrant or per Warrant Share (as the case may be) in excess of the Threshold Price multiplied by (2) the number of Warrants or Warrant Shares (as the case may be) so sold, with such reductions to be made in the following order: (v) first, to reduce the amount of any PIK Principal outstanding and owing to such Lender, (w) second, to reduce the amount of any Additional DDTLs outstanding and owing to such Lender and any Prepayment Premium due thereon, (x) third, to reduce the amount of any Initial DDTLs outstanding and owing to such Lender and any Prepayment Premium due thereon, (y) fourth, to reduce the amount of any Initial Term Loans outstanding and owing to such Lender and any Prepayment Premium due thereon and (z) fifth, to reduce the amount of any other Obligations then outstanding and owing to such Lender (or, if no Obligations are then outstanding, to reduce any future premium or fees owing at a subsequent time to such Lender, as elected by the Borrower). In order to effect any reductions pursuant to this Section 2.15, the Borrower shall provide the relevant Lender and the Administrative Agent with a certificate of a Responsible Officer containing a reasonably detailed calculation of the amounts of such reductions (which certificate shall be subject to the approval of the Lender, which approval shall not be unreasonably withheld or delayed). The relevant Lender shall provide to the Borrower (promptly after any sale of Warrants or Warrant Shares), any information reasonably necessary for the calculation of the amount of the amount of consideration received by such Lender or its Affiliates for the Warrants or Warrant Shares sold. For the avoidance of doubt, any reduction of Obligations owing to any Lender effected pursuant to this Section 2.15 (x) shall not have the effect of resulting in the Borrower, the Parent or any of their Affiliates receiving any reduction in Obligations owing to such Lender in excess of the amount of Obligations owing to such Lender hereunder (whether in the form of a credit, refund or otherwise) so long as such Lender does not receive more than its pro rata share of the Warrants and (y) may be on a non-pro rata basis with respect to the Obligations owing other Lenders.

2.7            The following paragraph shall be added to the Credit Agreement at the end of Article VI and VII:

Notwithstanding the foregoing or anything herein to the contrary or otherwise, at all times during a Specified Suspended Covenant Period, the Specified Suspended Covenants shall cease to apply. At any time after the end of a Specified Suspended Covenant Period, the Specified Suspended Covenants shall again apply in all respects (it being understood and agreed that no Default or Event of Default shall be deemed to have occurred as a result of any actions taken (or actions not taken) during the Specified Suspended Covenant Period that would have breached any of the Specified Suspended Covenants that at such time were inapplicable). Notwithstanding anything to the contrary in this Agreement, including Article VIII hereof, the sole remedy available to the Administrative Agent and the Lenders following an Event of Default caused by the breach of any covenants or agreements set forth in Articles V, VI or VII of this Agreement during a Specified Suspended Covenant Period shall be the right to terminate any and all outstanding DDTL Commitments of such Lenders. The Borrower shall have the right to terminate all or any portion of the DDTL Commitments at any time, effective upon written notice thereof to the Administrative Agent.

2.8            The following paragraph shall be added to the end of Section 7.17 of the Credit Agreement:

Notwithstanding the foregoing or anything herein to the contrary or otherwise, at any time during an Advisory Agreement Suspended Covenant Period, the covenants set forth in this Section 7.17 shall cease to apply. At any time after the end of an Advisory Agreement Suspended Covenant Period, the covenants set forth in this Section 7.17 shall again apply in all respects (it being understood and agreed that no Default or Event of Default shall be deemed to have occurred as a result of any actions taken (or actions not taken) during an Advisory Agreement Suspended Covenant Period that would have breached any of the covenants set forth in this Section 7.17 that at such time were inapplicable and any payments that are subject to Section 7.17 and were made during an Advisory Agreement Suspended Covenant Period shall be deemed to be permitted without any requirement for a return thereof).

2.9            Exhibit B (Warrant Certificate) of the Credit Agreement shall be replaced with the Form of Amended Warrant Certificate attached hereto as Exhibit A.

Section 3.               Conditions to Effectiveness. The amendments set forth in Section 2 above (other than Section 2.3, which is the subject of the final paragraph of this Section 3) shall become effective on the first date (the “Amendment Effective Date”) that the following conditions precedent have been satisfied:

3.1            The Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the Administrative Agent, the Borrower, the Parent, the Guarantors and all the Lenders;

3.2            The Borrower shall have paid to Administrative Agent all fees and expenses due and payable hereunder and under the Credit Agreement, including, without limitation, all reasonable and documented out-of-pocket fees and expenses of Paul Weiss, counsel to the Administrative Agent; and

3.3            The Parent and its Affiliates shall have executed the Registration Rights Agreement and shall have registered the resale of the Warrant Shares under the Securities Act of 1933 pursuant to Section 2.4 of the Registration Rights Agreement, and the relevant registration statement shall have been declared effective by the SEC (it being understood that appropriate changes to the form of Registration Rights Agreement attached as Exhibit I to the Credit Agreement shall be made to account for the amendments in this Amendment and the transactions contemplated hereby).

Notwithstanding anything to the contrary or otherwise, in the event that the Amendment Effective Date does not occur on or prior to December 15, 2021, the amendments set forth in Section 2 above (other than Section 2.3) shall not become effective and shall be of no force and effect.

Notwithstanding anything to the contrary or otherwise, the amendment set forth in Section 2.3 above shall become effective on the first date that the condition precedent set forth in Section 3.1 has been satisfied.

Section 4.               Miscellaneous.

4.1            Representations and Warranties. Each Loan Party, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)            they have the legal power and authority to execute and deliver this Amendment;

(b)            the officers executing this Amendment on behalf of the Loan Parties have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof;

(c)            immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement;

(d)            this Amendment constitutes the legal, valid and binding agreement and obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law); and

(e)            each of the representations and warranties set forth in Section 5 of the Credit Agreement and in each other Loan Document is true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof after giving effect to this Amendment, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

4.2            Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect on a continuous basis after giving effect to this Amendment. Each of the Loan Parties hereby ratifies and reaffirms (a) the Obligations under and as defined in the Credit Agreement and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement (as modified hereby) and the other Loan Documents to which it is a party, (b) the Liens and security interests created in favor of the Administrative Agent and/or Lenders pursuant to each Collateral Document, which Liens and security interests shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement (as modified hereby) and the other Loan Documents, and nothing herein shall be construed to deem any such Obligations paid, or to release or terminate any Lien or security interest given to secure any such Obligations or any guarantee thereof, (c) the guarantee of the Obligations pursuant to the Guaranty and (d) each of such other Loan Documents executed and delivered by or on its behalf in connection with the Credit Agreement or this Amendment. Each Loan Party confirms that, assuming all UCC financing statements naming the Administrative Agent, as secured party, and a Loan Party, as debtor, filed in connection with the Credit Agreement have not been terminated or amended, such UCC financing statements remain effective and authorized by the Loan Parties to continue perfection of the security interests in the Collateral. This Amendment constitutes the entire agreement of the parties hereto, and supersedes all prior understandings and agreements, among the parties hereto relating to the subject matter hereof.

4.3            No Novation. This Amendment represents in part a renewal of, and not in satisfaction of or a novation of, the Obligations under the Credit Agreement. Each of the Loan Parties expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions and conditions thereof, other than with respect to the amendments set forth in Section 2 above, and (ii) nothing in this Amendment shall affect or limit any right of the Administrative Agent or any Lender to demand payment of liabilities owing from the Loan Parties, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement (as modified hereby) and the other Loan Documents, as applicable, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the Credit Agreement (as modified hereby) or an Event of Default under and as defined in any of the other Loan Documents.

4.4            Credit Agreement Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement, as modified hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement (as modified hereby) and the other Loan Documents shall remain in full force and effect and be unaffected hereby. This Amendment shall constitute a “Loan Document” for all purposes under and pursuant to the Credit Agreement and the other Loan Documents.

4.5            Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

4.6            Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or other electronic transmissions, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.7            Governing Law; Consent to Jurisdiction. The provisions of Sections 11.14 and 11.15 of the Credit Agreement shall be set forth herein mutatis mutandis.

4.8            Release. By signing below, each Loan Party hereby releases, remises, acquits and forever discharges the Administrative Agent, the Lenders and their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or any other Loan Document (collectively, the “Released Matters”).  Each Loan Party hereby acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Loan Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ J. Robison Hays III
Name:	J. Robison Hays III
Title:	Chief Executive Officer

ASHFORD OP GENERAL PARTNER LLC
ASHFORD OP LIMITED PARTNER LLC

By:	/s/ J. Robison Hays III
Name:	J. Robison Hays III
Title:	President and Chief Executive_____ Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By: Ashford OP General Partner LLC, its general partner

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1]

ASHFORD A-3 MEZZ LLC
ASHFORD AA SENIOR MEZZ LLC
ASHFORD C-1 LLC
ASHFORD C-2 LLC
ASHFORD CHAMBERS GP LLC
ASHFORD CREDIT HOLDING LLC
ASHFORD D-3 MEZZ LLC
ASHFORD FIVE JUNIOR HOLDER LLC
ASHFORD FIVE JUNIOR MEZZ LLC
ASHFORD FIVE SENIOR MEZZ LLC
ASHFORD G-3 MEZZ LLC
ASHFORD IHC LLC
ASHFORD JUNIOR A LLC
ASHFORD JUNIOR B LLC
ASHFORD JUNIOR Ml LLC
ASHFORD JUNIOR M2 LLC
ASHFORD LE PAVILLON SENIOR MEZZ LLC
ASHFORD POOL C2 JUNIOR HOLDER LLC
ASHFORD POOL C2 JUNIOR MEZZ LLC
ASHFORD POOL C2 SENIOR MEZZ LLC
ASHFORD SENIOR M1 LLC
ASHFORD SENIOR M2 LLC
ASHFORD TEN JUNIOR MEZZ LLC
ASHFORD TEN SENIOR MEZZ LLC
ASHFORD WQ HOTEL GP LLC
HH MEZZ BORROWER A-4 LLC
HH MEZZ BORROWER G-4 LLC
HH SWAP C LLC
HH SWAP C-1 LLC
HH SWAP F LLC
HH SWAP F-1 LLC
PIM HIGHLAND HOLDING LLC
RFS SPE 2000 LLC

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Vice President and Secretary

[Signature Page to Amendment No. 1]

ASHFORD TRS AA SENIOR MEZZ LLC
ASHFORD TRS ASHTON HOLDER LLC
ASHFORD TRS C-I LLC ASHFORD TRS C-2 LLC
ASHFORD TRS CHAMBERS LLC
ASHFORD TRS FIVE JUNIOR HOLDER I LLC
ASHFORD TRS FIVE JUNIOR HOLDER II LLC
ASHFORD TRS FIVE JUNIOR HOLDER III LLC
ASHFORD TRS FIVE JUNIOR HOLDER IV LLC
ASHFORD TRS FIVE JUNIOR HOLDER V LLC
ASHFORD TRS FIVE JUNIOR MEZZ I LLC
ASHFORD TRS FIVE JUNIOR MEZZ II LLC
ASHFORD TRS FIVE JUNIOR MEZZ III LLC
ASHFORD TRS FIVE JUNIOR MEZZ IV LLC
ASHFORD TRS FIVE JUNIOR MEZZ V LLC
ASHFORD TRS FIVE SENIOR MEZZ I LLC
ASHFORD TRS FIVE SENIOR MEZZ II LLC
ASHFORD TRS FIVE SENIOR MEZZ III LLC
ASHFORD TRS FIVE SENIOR MEZZ IV LLC
ASHFORD TRS FIVE SENIOR MEZZ V LLC
ASHFORD TRS JUNIOR A LLC
ASHFORD TRS JUNIOR B LLC
ASHFORD TRS JUNIOR MI LLC
ASHFORD TRS JUNIOR M2 LLC
ASHFORD TRS LE PA VILLON SENIOR MEZZ LLC
ASHFORD TRS POOL C2 JUNIOR HOLDER LLC
ASHFORD TRS POOL C2 JUNIOR MEZZ LLC
ASHFORD TRS POOL C2 SENIOR MEZZ LLC
ASHFORD TRS POOL C3 JUNIOR HOLDER LLC
ASHFORD TRS POOL C3 JUNIOR MEZZ LLC
ASHFORD TRS POOL C3 SENIOR MEZZ LLC
ASHFORD TRS SENIOR M1 LLC
ASHFORD TRS SENIOR M2 LLC
ASHFORD TRS TEN JUNIOR MEZZ LLC
ASHFORD TRS TEN SENIOR MEZZ LLC
ASHFORD TRS WQ LLC
HH MEZZ BORROWER D-2 LLC
HH MEZZ BORROWER D-4 LLC
AH TENANT CORPORATION
ASHFORD TRS CORPORATION
ASHFORD TRS VI CORPORATION
CRYSTAL CITY TENANT CORP.
LEE VISTA TENANT CORP.
SANTA CLARA TENANT CORP.

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	President and Secretary

[Signature Page to Amendment No. 1]

ASHFORD CHAMBERS LP

By: ASHFORD CHAMBERS GP LLC,
its general partner

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Vice President and Secretary

ASHFORD WQ HOTEL LP

By: ASHFORD WQ HOTEL GP LLC,
its general partner

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Vice President and Secretary

ASHFORD WQ LICENSEE LLC

By: ASHFORD TRS CORPORATION,
its sole member

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	President

[Signature Page to Amendment No. 1]

OPPS AHT HOLDINGS, LLC
By: Oaktree Fund GP, LLC, its Manager
By: Oaktree Fund GP I, L.P., its Managing Member

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

ROF8 AHT PT, LLC

By:	/s/ Taejo Kim
Name:	Taejo Kim
Title:	Authorized Signatory

By:	/s/ Cary Kleinman
Name:	Cary Kleinman
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

OAKTREE PHOENIX INVESTMENT FUND AIF (DELAWARE), L.P.
By: Oaktree Fund AIF Series, L.P. – Series U, its General Partner
By: Oaktree Fund GP AIF, LLC, its General Partner
By: Oaktree Fund GP III, L.P., its Managing Member

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Steven Tesoriere
Name:	Steven Tesoriere
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

OAKTREE FUND ADMINISTRATION, LLC, as
Administrative Agent
By: Oaktree Capital Management, L.P., its Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

By:	/s/ Brian Price
Name:	Brian Price
Title:	Senior Vice President

[Signature Page to Amendment No. 1]

EXHIBIT A

Form of Amended Warrant Certificate

[see attached]

[Signature Page to Amendment No. 1]

AMENDED FORM OF WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF ASHFORD HOSPITALITY TRUST, INC. ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, IN EACH CASE AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

Warrant Certificate No. [n]	Number of Warrants: [1,745,260][1]
Date of Issuance: [n]	(subject to adjustment hereunder)
Expiration Date: [n][2]

Form of
Warrant Certificate to Purchase Common Stock
Ashford Hospitality Trust, Inc.

WHEREAS, this Warrant Certificate (this “Warrant Certificate”) is being delivered pursuant to the terms of that certain Credit Agreement, dated as of January 15, 2021, as amended by that certain Amendment No. 1, dated as of October 11, 2021 (as amended, the “Credit Agreement”), by and among the Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Oaktree Fund Administration, LLC, as administrative agent, and the Lenders party thereto; and

1 Number to be adjusted as necessary, including to the extent (i) the Company (1) subdivides its Common Shares, by split or otherwise, or (2) combines such Common Shares (or effect a pro rata repurchase thereof), or effects a reverse share split of outstanding Common Shares into a smaller number of Common Shares or (ii) warrants are issued to multiple Holders in connection with the transactions contemplated by the Credit Agreement, such that it is equal, on an aggregate basis together with any other such warrants, to nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock of the Company as of the Closing Date (as defined in the Credit Agreement), calculated on a Pro Forma Basis (as defined below) after giving effect to such Warrant Shares (as defined below).

2 To be the latest to occur of (x) January 15, 2026 and (y) the date that is 90 days after the date of issuance.

WHEREAS, as part of the consideration delivered pursuant to the Credit Agreement, the Holder has elected to cause the Company to issue warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) of the Company to satisfy the Exit Fee (as defined in the Credit Agreement).

This Warrant Certificate certifies that [n] or its registered assigns (the “Holder”), for value received, is the registered holder of, subject to Section 2 hereof, the number of warrants set forth above to purchase shares of Common Stock of the Company in accordance with the provisions of Section 1 hereof, which such warrants shall entitle the Holder to receive [1,745,260] Warrant Shares (as defined below) which number of shares shall be adjusted, from time to time, as necessary in accordance with the terms of this Warrant Certificate or the Credit Agreement and calculated on a Pro Forma Basis (such percentage, as so adjusted, the “Warrant Percentage”). References in this Warrant Certificate to this “Warrant” shall mean any and all warrants issued and outstanding under this Warrant Certificate.

For purposes of this Warrant Certificate:

“Amendment No. 1 Effective Date” shall have the meaning ascribed thereto in the Credit Agreement.

“Closing Date” shall have the meaning ascribed thereto in the Credit Agreement.

“Operating Partnership Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 14, 2016, as may be amended, modified or restated from time to time.

“Pro Forma Basis” means determined on a pro forma basis, as of the Amendment No. 1 Effective Date assuming that the maximum number of shares of Common Stock for which the Warrants are entitled to be exercised pursuant to this Warrant Certificate were issued and outstanding; provided that, for purposes of this calculation, pro forma effect shall be given to any anti-dilution adjustments that would have been effected pursuant to the terms of this Warrant Certificate during the period commencing on the Amendment No. 1 Effective Date and ending on the Date of Issuance, assuming the Warrants were issued on the Amendment No. 1 Effective Date for [1,745,260] shares of Common Stock.

1.              EXERCISE.

(a)            Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each warrant entitles the Holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a “Common Share”), as may be adjusted from time to time pursuant to the terms hereof (the “Warrant Shares”), at an initial purchase price of $0.01 per Common Share (as adjusted, from time to time, in accordance with the terms of this Warrant Certificate, the “Exercise Price”), on or after the Date of Issuance set forth above (the “Date of Issuance”) until on or before 5:00 p.m., Eastern Time, on the Expiration Date set forth above (the “Expiration Date”) (subject to earlier termination as set forth herein).

(b)            Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may elect to exercise this Warrant in accordance with Section 6 herein, by wire transfer to the Company.

(c)            Net Issue Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may elect to exercise this Warrant in accordance with Section 6 herein, by net issue exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (a “Net Issue Exercise”):

Where:	X = the number of the Warrant Shares to be issued to the Holder.
Y = the number of the Warrant Shares with respect to which the Warrant Certificate is exercised.
A = the Fair Market Value of one Common Share on the date of determination.
B = the Exercise Price (as adjusted to the date of such calculation)

For purposes of this Warrant, the Fair Market Value of one Common Share on the date of determination shall be determined as follows:

(i) if the Company’s Common Stock is listed and traded on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, a “Trading Market”), the fair market value shall be deemed the volume-weighted average price per share of Common Stock on such Trading Market during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days immediately prior to the date this Warrant is exercised in accordance with Section 6 herein; or

(ii) if the Company’s Common Stock is not listed on a Trading Market, but is traded in the over-the-counter market, the fair market value shall be deemed to be the average of the bid price on such Trading Market over the thirty (30) consecutive trading days immediately prior to the date this Warrant is exercised in accordance with Section 6 herein; or

(iii) if there is no active public market for the Company’s Common Stock, the fair market value of the Common Stock shall be determined in good faith by the Company’s board of directors in reliance on an opinion of an independent financial expert retained by the Company for this purpose, using one or more valuation methods that the independent financial expert in its professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking account all other relevant factors.

The Company and the Holder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) in the event of a Net Issue Exercise under this Section 1(c), the Holder’s exercise of this Warrant in exchange for the receipt of the Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) shall be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and (ii) not to file any tax return inconsistent with the foregoing.

(d)            Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the warrants represented by this Warrant Certificate have been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three Business Days of the date the final Notice of Exercise (as defined below) is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchase (the “Warrant Statements”). The Company shall keep at its offices a warrant register (the “Warrant Registry”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrants as well as any exchanges and transfers of outstanding Warrants, all in form satisfactory to the Company. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(e)            Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a sale of the Company or Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”) (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(f)             The Company and Holder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) the Warrant shall be treated as equity of the Company for U.S. federal and applicable state and local income tax purposes and (ii) not to file any tax return inconsistent with the foregoing.

2.             DISTRIBUTIONS; CERTAIN ADJUSTMENTS.

(a)            Distributions; Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(i)             Distributions, Subdivisions, Combinations and Other Issuances.

(A)            If the Company shall, at any time or from time to time after the Date of Issuance but prior to the Expiration Date, make or declare and pay to the holders of Common Stock any dividend or distribution payable in securities of the Company (or another Person), cash, indebtedness, rights or other property or adopt or implement a shareholder rights agreement or effect an offering of securities to holders of Common Shares pursuant to which any rights (“Rights”) are distributed to the holders of Common Shares of the Company, then, in each such event, the Holder shall be entitled to receive such dividend, distribution or Rights as it would have been entitled to receive if it had been a holder of the number of Warrant Shares issuable as of the record date for such dividend or distribution, upon exercise in full of this Warrant.

(B)             If the Company shall, at any time or from time to time after the Date of Issuance but prior to the Expiration Date, (1) subdivide its Common Shares, by split or otherwise, or (2) combine such Common Shares (or effect a pro rata repurchase thereof), or effect a reverse share split of outstanding Common Shares into a smaller number of Common Shares, the Exercise Price shall be adjusted to equal the product obtained by multiplying (x) the Exercise Price by (y) a fraction, the numerator of which shall be the aggregate number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such event. Simultaneously with any adjustment of the Exercise Price in accordance with this Section 2(a)(i)(B), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be the increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrants shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Any adjustment under this Section 2(a)(i)(B) shall become effective immediately after the effective time of such subdivision, split, combination or reverse share split.

(C)             For purposes of this Warrant Certificate, “Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(D)            Within three (3) Business Days of the Date of Issuance, the Company shall pay to the Holder (x) an amount in cash equal to the aggregate amount of all cash dividends or distributions and (y) (i) such quantity of securities of the Company (or another Person), indebtedness, rights or other property equal to the aggregate quantity of all such securities, indebtedness, rights or other property paid by the Company as a dividend or distribution, in each case, that the Holder would have been entitled to receive (1) had the Warrant been issued on and exercised in full into Warrant Shares on the Amendment No. 1 Effective Date and (2) had the Holder held such Warrant Shares from the Amendment No. 1 Effective Date through the Date of Issuance or (ii) an amount in cash equal to the value of such securities, indebtedness, rights or other property described in clause (i), which value shall be determined in good faith by the Company’s board of directors, as of the record date of such dividend or distribution, in reliance on an opinion of an independent financial expert retained by the Company for this purpose, using one or more valuation methods that the independent financial expert in its professional judgment determines to be most appropriate, assuming such securities, indebtedness, rights or other property are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking account all other relevant factors.

(ii)            Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the Common Shares of the Company (other than as a result of a subdivision, combination, split (forward or reverse) or Common Share distribution provided for in Section 2(a)(i) above) that occurs on or after the Amendment No. 1 Effective Date, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall, after the Date of Issuance but prior to the Expiration Date, have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of Common Shares and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities or property deliverable upon exercise hereof (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such Common Shares and/or other securities or property from and after the consummation of such reclassification or other change in the Common Shares of the Company).

(iii)           Bona Fide Equity Issuances. For the avoidance of doubt, in no event shall any adjustment be made to the number of Warrant Shares issuable on the exercise of this Warrant in the event (x) the Company issues and sells in a public offering or a private placement shares of Common Stock, rights or other equity securities substantially similar to or convertible or exchangeable into shares of Common Stock (collectively, “Offered Securities”) or (y) Common Stock (and options exercisable therefor) is issued to the Company’s employees, officers, directors, consultants, or advisors (regardless of whether in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Company’s board of directors and approved by the holders of Common Stock when required by law; provided, however, that, notwithstanding the foregoing, from the Date of Issuance but prior to the Expiration Date, the Holder shall be entitled to participate in any such public offering, private placement for cash or other offering or placement to stockholders of the Company or any of their Affiliates and shall be entitled, at the election of the Holder, to purchase up to such number of Offered Securities equal to the product of (A) the total number of Offered Securities to be issued by the Company in such offering multiplied by (B) the fraction determined by dividing (x) the sum of (I) the number of Common Shares Beneficially Owned by such Investor and (II) the number of Warrant Shares issuable to the Holder upon exercise in full of this Warrant by the (y) the total number of Common Shares outstanding, in each case as of immediately prior to such offering or placement. For the avoidance of doubt, in no event shall this Section 2(a)(iii) confer upon the Holder any right to participate in any exchange offer exempt pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), as amended, equity line of credit or standby equity line of credit (whether structured as a primary or secondary offering).

(b)            Additional Adjustments. The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to additional adjustment from time to time as follows; provided, that, the adjustments set forth in Section 2(a) above shall continue to apply to all Warrant Shares adjusted by this Section 2(b):

(i)             Downward Adjustments. Notwithstanding anything to the contrary in this Agreement:

(A)            The number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced to the nearest whole number such that the Warrant Percentage shall be reduced by two percent (2%) (in addition to any reduction pursuant to Section 2(b)(i)(B) below), on the first date (if any) upon which, prior to the DDTL Commitment Expiration Date, (x) the Borrower delivers to the Administrative Agent in accordance with the terms of the Pledge Agreement, one or more Joinders (as defined therein) effecting the pledge of the Equity Interests in one or more Property-Level Subsidiaries that are Excluded Subsidiaries on the Closing Date, and, in each case, all of whose parent entities (that are Subsidiaries of the Borrower) are Excluded Subsidiaries on the Closing Date (each, a “Closing Date Excluded Property-Level Subsidiary”) and (y) a direct (or indirect) parent of such Closing Date Excluded Property-Level Subsidiary becomes a Subsidiary Guarantor pursuant to the terms of the Credit Agreement and the Guaranty Agreement; provided that this Section 2(b)(i)(A) shall only apply if both the foregoing subclauses (x) and (y) have been satisfied in respect of Closing Date Excluded Property-Level Subsidiaries who are (or whose Subsidiaries are) primary obligors under Indebtedness comprising not less than 80% of all Indebtedness of Closing Date Excluded Property-Level Subsidiaries (and their Subsidiaries) as of the date of such pledge or guaranty;

(B)             The number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced to the nearest whole number such that the Warrant Percentage shall be reduced by two percent (2%) (in addition to any reduction pursuant to Section 2(b)(i)(A) above), on the first date (if any) upon which, prior to the DDTL Commitment Expiration Date, the Borrower delivers to the Administrative Agent, in accordance with the terms of the Pledge Agreement, one or more Joinders (as defined therein) effecting the pledge of the Equity Interests in one or more Property-Level Subsidiaries that are Unpledgeable Subsidiaries on the Closing Date, and, in each case, (I) all of whose parent entities (that are Subsidiaries of the Borrower) are Unpledgeable Subsidiaries on the Closing Date and (II) each of which is (or is the Subsidiary of) a Subsidiary Guarantor on the Closing Date (each, a “Closing Date Unpledgeable Property-Level Subsidiary”); provided that this Section 2(b)(i)(B) shall only apply if (x) the foregoing subclause (II) remains true at the applicable time of determination of the Warrants Percentage and (y) this Section 2(b)(i)(B) shall have been satisfied in respect of Closing Date Unpledgeable Property-Level Subsidiaries who are (or whose Subsidiaries are) primary obligors under Indebtedness comprising not less than 80% of all Indebtedness of Closing Date Unpledgeable Property-Level Subsidiaries (and their Subsidiaries) as of the date of such pledge or guaranty.

(C)             For the avoidance of doubt, in no event shall the Warrant Percentage be reduced by more than four percent (4%) or below fifteen and nine-tenths percent (15.9%) pursuant to this Section 2(b)(i).

(D)            For purposes of this Section 2(b)(i), all capitalized terms used but not defined in this Section 2(b)(i) shall have the meanings ascribed to them in the Credit Agreement.

(ii)            Upward Adjustments. Notwithstanding anything to the contrary in this Agreement, the number of Warrant Shares purchasable upon exercise of this Warrant shall be increased to the nearest whole number such that the Warrant Percentage shall be increased by an amount equal to the product of (A) 1.0% multiplied by (B) a fraction, the numerator of which is the aggregate amount (if any) of DDTLs (as defined in the Credit Agreement) advanced by all Lenders (as defined in the Credit Agreement) not to exceed $150,000,000, and the denominator of which is $10,000,000. For the avoidance of doubt, any DDTLs advanced by Lenders in excess of $150,000,000 shall not apply to the calculation set forth in clause (B) of this Section 2(b)(ii).

(iii)           Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)            Treatment of Warrant upon a Change of Control.

(i)             If, at any time after the Amendment No. 1 Effective Date, the Company or the Operating Partnership consummates a Change of Control (as defined below), then the Holder shall have the right, from the Date of Issuance but prior to the Expiration Date, to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Common Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the Person purchasing or otherwise acquiring such assets or other appropriate Person shall assume by written instrument the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase or receive, and the other obligations under this Warrant.

(ii)            As used in this Warrant, a “Change of Control” means (i) a consolidation, merger or combination or statutory share exchange, in each case involving the Company or the Operating Partnership, (ii) a sale of all or substantially all of the direct or indirect assets of the Company or the Operating Partnership (including by way of any reorganization, merger, consolidation or other similar transaction) or (iii) a direct or indirect acquisition of beneficial ownership of voting securities of the Company, or of the general partner interest in the Operating Partnership, by another person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other than, in the case of the general partner interest in the Operating Partnership, as a result of a transfer by the Company of Ashford OP General Partner LLC (“Ashford GP”), or the entity then serving as general partner of the Operating Partnership, to a subsidiary or affiliate of the Company, by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), in each case, pursuant to which (w) the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the total economic interests or total voting power of all securities of the Company entitled to vote generally, (x) neither the Company, Ashford GP nor any other subsidiary or affiliate of the Company continues as the general partner of the Operating Partnership and/or (w) the Common Shares would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).

(d)            Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 1(e), the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or partner approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Common Shares that the Holder is entitled to receive upon exercise of this Warrant pursuant to Section 1.

(e)            Covenant to Maintain Par Value. The Company will not, either directly or indirectly, upon any Change of Control, change the par value of the Common Shares to an amount more than the Exercise Price, and at all times will take all such action as may be necessary or appropriate in order that the Company will maintain the par value of the Common Shares as contemplated in this Agreement to be not more than the Exercise Price.

3.              ISSUANCE OF OPERATING PARTNERSHIP UNITS.

(a)            Notwithstanding anything to the contrary, the Holder hereby agrees that it shall have no rights to require the Company to issue Warrants, or shares of Common Stock upon receipt of a Notice of Exercise, to the extent the number of Warrant Shares issuable to the Holder in connection with such Warrants or such Notice of Exercise would cause the Beneficial Ownership in the Company of the Holder[, together with the aggregate Beneficial Ownership of all other Holders of Warrants issued in connection with the transactions contemplated by the Credit Agreement,] to exceed nineteen and nine-tenths percent (19.9%) (the “19.9% Threshold”) or would otherwise cause the Company to violate any Beneficial Ownership limitations imposed on Real Estate Investment Trusts, including, including the requirements of Section 856(a)(6) or 856(h) of the Internal Revenue Code of 1986, as amended (the “REIT Rules”).

(b)            In the event the number of Warrant Shares issuable to the Holder in connection with a Notice of Exercise would exceed the 19.9% Threshold, the Company may, in its discretion, (i) issue to the Holder the number of Warrant Shares, rounded to the nearest whole number, such that the Holder’s Beneficial Ownership in the Company shall be nineteen and nine-tenths percent (19.9%) (calculated on a pre-issuance basis without giving effect to such Warrant Shares) and (ii) either (x) pay to the Holder an amount in cash equal to Fair Market Value of the Warrant Shares subject to such Notice of Exercise which were not issued pursuant to clause (i), (y) upon three (3) Business Days’ written notice to the Holder, issue to the Holder the number of common units of limited partnership interest in the Operating Partnership (“Common Partnership Units”) which may be exchanged for the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i), or (z)(I) within ten (10) Business Days of receipt of such Notice of Exercise, provide notice to the Holder of its intent to solicit the requisite shareholder consent or consents of the Company to approve the issuance by the Company to the Holder of the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to foregoing clause (i), and (II) within one hundred twenty (120) days of receipt of such Notice of Exercise, solicit and obtain such consent(s); provided, that in the event the Company delivers the notice described in the foregoing subclause (I) and the Holder is issued Common Partnership Units pursuant to this Warrant, in no event shall the Company, the Operating Partnership or its general partner be permitted to utilize the one hundred twenty (120) day-period set forth in Section 7.4(b) of the Operating Partnership Agreement to seek or obtain stockholder consent in order to issue REIT Common Shares (as defined in the Operating Partnership Agreement) to the Holder and shall pay to the Holder, on the Specified Redemption Date (as defined in the Operating Partnership Agreement), the Cash Amount (as defined in the Operating Partnership Agreement) or, to the extent permissible under the Operating Partnership Agreement without additional stockholder consent, the REIT Common Shares Amount (as defined in the Operating Partnership Agreement) or any combination of the Cash Amount and the REIT Commons Shares Amount, in each case, in an aggregate amount sufficient to satisfy the Redemption Right; provided, further, that in the event that the Company fails to timely provide to the Holder the notice set forth in the foregoing subclause (I) or to obtain such requisite shareholder consent(s) within the one hundred twenty (120) day period set forth in the foregoing subclause (II), the Holder shall be entitled to receive, at the Company’s election, either the cash amount set forth in the foregoing subclause (x) or the Common Partnership Units set forth in the foregoing subclause (y), in each case, within five (5) Business Days after the failure to provide such notice or to obtain such approval, as applicable.

(c)            In the event the number of Warrant Shares issuable to the Holder in connection with a Notice of Exercise would exceed the number of Warrant Shares permitted to be issued by the Company in accordance with the REIT Rules, the Company may, in its discretion, (i) issue to the Holder the number of Warrant Shares, rounded to the nearest whole number, such that the Holder’s Beneficial Ownership in the Company shall be the maximum number of Warrant Shares that the Company may issue without violating the REIT Rules and (ii) either (x) pay to the Holder an amount in cash equal to Fair Market Value of the Warrant Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i), or (y) issue to the Holder the number of Common Partnership Units which may be exchanged for the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i).

(d)            For purposes of this Warrant, “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of a security, (i) a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) and (ii) a Person shall be deemed to be the Beneficial Owner of Common Shares that may be issued upon redemption of Common Partnership Units.

(e)            In the event that the Company issues to the Holder any Common Partnership Units in accordance with this Warrant Certificate, the Company shall, and shall cause the Operating Partnership and the general partner of the Operating Partnership, as applicable, to take all action necessary to: (i) amend Operating Partnership Agreement to attach as an exhibit thereto the “Designation of Interests Issued to Oaktree Common Partners” attached as Exhibit D hereto (or to amend or modify such limited partnership agreement or other governing documents of the Operating Partnership, in effect as of such time, to provide the Holder with legal and economic benefit of the terms contained in Exhibit D attached hereto), in each case, effective as of the date of issuance of such Common Partnership Units and (ii) cause such limited partnership agreement or other governing documents, as applicable, to include such exhibit and/or such terms as described in the foregoing subclause (i), as applicable, for so long as the Holder continues to hold any Common Partnership Units. For the avoidance of doubt, the provisions of this Section 3(e) shall apply each and every time that the Company issues to the Holder any Common Partnership Units.3

4.              FRACTIONAL WARRANT SHARES; CHARGES, TAXES AND EXPENSES. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In lieu of any fractional Warrant Shares which would otherwise be issuable, the Company shall, at the time of such exercise, pay to the Holder an amount in cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Notice of Assignment attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.              NO STOCKHOLDER OR PARTNER RIGHTS. Except as otherwise set forth in this Warrant Certificate, until the exercise of this Warrant or any portion of this Warrant, nothing set forth herein shall be deemed to grant the Holder any rights as a stockholder of the Company or as a partner in the Operating Partnership (including, without limitation, the right to notification of stockholder or partner meetings or the right to receive any notice or other communication concerning the business and affairs of the Company or the Operating Partnership).

6.              MECHANICS OF EXERCISE.

(a)            Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or mail and paying the Exercise Price then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised, or electing in such Notice of Exercise to exercise by Net Issue Exercise in accordance with Section 1(c). No ink-original Notice of Exercise nor any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise shall be required. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise and payment of the Exercise Price as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder in the Company’s books and records by the end of the day on the date that is two Business Days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (or exercise of Net Issue Exercise, as applicable). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or exercise of the Net Issue Exercise, as applicable) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid, irrespective of the date of reflection of such exercise for Warrant Shares on the Warrant Statement, the Warrant Registry or the books and records of the Company (or its transfer agent).

7.              COMPLIANCE WITH SECURITIES LAWS.

(a)            The Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)            Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement. Warrant Shares are not certificated.

8.              REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but not the posting of any surety or other bond) or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.              TRANSFERS; EXCHANGES.

(a)            Subject to the legend appearing on the first page hereof and to the provisions of this Section 9, title to the Warrants evidenced by the Warrant Registry may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. The Holder undertakes that any Transfer of this Warrant or any Common Shares issuable on exercise of this Warrant shall be in compliance with the Securities Act and any other applicable securities or “blue sky” laws. Any transferee of this Warrant, in connection with such Transfer, shall execute a joinder to this Warrant Certificate in the form attached hereto as Exhibit C. For a transfer of this Warrant as an entirety by the Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b)            Upon any Transfer, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

(c)            For purposes of this Section 9, “Transfer” means any direct or indirect sale (including a short sale), assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise) or entry into any contract, option or agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, “put equivalent position” (as defined by Rule 16a-1(h) of the Exchange Act).

10.            CERTAIN REPRESENTATIONS AND AGREEMENTS. The Company represents, covenants and agrees:

(a)            During the period the Warrant is outstanding, it will cause an appropriate number of Common Shares to be duly and validly authorized and reserved and will keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, a sufficient number of Common Shares to provide for the issuance of the full amount of Warrant Shares issuable upon exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b)            This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(c)            All Warrant Shares issuable upon the exercise of this Warrant Certificate pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of Common Shares to provide for the exercise in full of this Warrant.

11.            NOTICES TO HOLDER.

(a)            Notices Upon Adjustments. Upon any adjustment of the Exercise Price or whenever the amount or type of securities issuable or deliverable in exchange for Warrants is changed pursuant to Section 2 (including Section 2(b)), then and in each such case the Company shall give prompt written notice thereof by delivery provided pursuant to the directions in Section 12(b)(ii), which notice shall:

(i)             in the case of an adjustment of the Exercise Price, state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based; describe in reasonable detail the facts requiring the change; and specify the effective date of such change; and

(ii)            in the case of a change in the number or type of securities issuable or deliverable in exchange for Warrants, describe in reasonable detail the facts requiring the change; specify the effective date of such change; and describe the number or amount of, and terms of, the shares or other securities issuable or deliverable in exchange for, the Warrant.

(b)            Notices Upon Certain Events. In the event:

(i)            The Company shall authorize the issuance to holders of Common Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants, or

(ii)            The Company shall authorize the distribution to holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings, earned surplus or real estate investment trust taxable income, as determined pursuant to the Internal Revenue Code of 1986, as amended, or dividends payable in Common Shares); or

(iii)           there shall be proposed any consolidation, merger, reorganization or reclassification to which the Company is to be a party and for which approval of the holders of Common Shares is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

(iv)           there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder prompt written notice, by delivery provided pursuant to the directions in Section 12(b), which notice shall state: (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be given at least ten days before the date as of which holders of Common Shares entitled to receive any distribution, securities or other property in connection with such transaction are determined.

(c)            Notwithstanding anything herein to the contrary, the Company may satisfy the notice requirements set forth in this Section 11 by filing the information required with the Securities and Exchange Commission (via the EDGAR system).

12.            MISCELLANEOUS.

(a)            Governing Law; Judicial Proceedings; Waiver of Jury Trial. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Warrant, each of the parties unconditionally submits to the non-exclusive jurisdiction and venue in the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 12(b). EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE.

(b)            Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered and the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) or by electronic mail. In each case notice shall be sent to:

(i)             If to the Company:

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, TX 75254

Attn:	J. Robison Hays, III, Chief Executive Officer and President;
Alex Rose, Executive Vice President, General
Counsel and Secretary
Email:	rhays@ashfordinc.com
arose@ashfordinc.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281

Attn:	Richard M. Brand
Gregory P. Patti, Jr.
Email:	richard.brand@cwt.com
greg.patti@cwt.com

(ii)            If to the Holder:

c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Attn:	Cary Kleinman
Jordan Mikes
Email:	ckleinman@oaktreecapital.com
jmikes@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY, 10019

Attn:	Kenneth M. Schneider
Austin Witt
Email:	kschneider@paulweiss.com
awitt@paulweiss.com

Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party hereto notice in the manner herein set forth.

(c)            Severability. If any provision of this Warrant Certificate, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Warrant Certificate shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

(d)            Amendment and Modification; Waiver. This Warrant Certificate may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of the Company and the Holder. Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Warrant Certificate or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party hereto of any of its rights under this Warrant Certificate preclude any other or further exercise of such rights or any other rights under this Warrant Certificate.

(e)            Enforcement. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Warrant Certificate are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant Certificate and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted as provided in Section 12(b), in addition to any other remedy to which they may be entitled, at law or in equity and that each party hereto agrees to waive any requirements for the securing or posting of any bond or other security in connection with such remedy.

(f)            No Impairment. The Company will not, by amendment of its charter, bylaws or other governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will at all times take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

COMPANY

Ashford Hospitality Trust, Inc.

By:
Name: J. Robison Hays, III
Title: Chief Executive Officer and President

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase common stock, par value $0.01 per share (“Common Shares”), of Ashford Hospitality Trust, Inc., a Maryland corporation, pursuant to the attached Warrant to Purchase Common Shares of Ashford Hospitality Trust, Inc. (the “Warrant”), dated as of __________, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________________________ (_________) Common Shares and (choose one):

1) herewith makes payment of ______________________________ Dollars ($__________) therefor by wire transfer of immediately available funds to the account designated below by the Company.

Amount of Transfer: $________________
Date of Transfer: ________, 20__
[Intentionally Omitted]

OR

2) herewith elects to Net Issue Exercise the Warrant pursuant to Section 1(c) thereof.

The undersigned requests that the book entry position representing the Common Shares to be acquired pursuant to such exercise be issued in the name of, and delivered to ________________________________________, whose address is _____________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

DATED:	_________________

[NAME OF HOLDER]

By:
Name:
Its:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of Common Shares of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Sections 8 and 9(c) of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE:	ADDRESS/FAX NUMBER

Number of Shares:	Signature:
Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:
By:
Title:

Address:

EXHIBIT C
JOINDER AGREEMENT

_____________ ___, 20___

Reference is hereby made to that certain Warrant Certificate, dated as of _______ (the “Warrant Certificate”), of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) issued pursuant to that certain Credit Agreement dated as of January 15, 2021, by and among the Company, Ashford Hospitality Limited Partnership, Oaktree Fund Administration, LLC, as administrative agent, and the Lenders party thereto, as amended by that certain Amendment No. 1, dated as of [n], 2021. Reference is further made to that certain Investor Agreement, dated as of January 15, 2021, by and among the Company, Opps AHT Holdings, LLC, ROF8 AHT PT, LLC and Oaktree Phoenix Investment Fund AIF (Delaware), L.P. and the other Investors party thereto (the “Investor Agreement”).

Pursuant to and in accordance with Section 9 of the Warrant Certificate, the undersigned, a transferee of the Warrants, Warrant Shares and/or any shares of Common Stock issuable upon redemption of the Warrant Shares (as each term is defined in the Warrant Certificate), as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the Warrant Certificate and shall be fully bound by, and subject to, all of the terms and conditions of the Warrant Certificate as though an original party thereto and shall be deemed to be a Holder (as defined in the Warrant Certificate) for all purposes under the Warrant Certificate.

Pursuant to and in accordance with Section 4.11(b) of the Investor Agreement, the undersigned, a transferee of the Warrants, Warrant Shares and/or any shares of Common Stock issuable upon redemption of Warrant Shares, as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the Investor Agreement and shall be fully bound by, and subject to, all of the terms and conditions of the Investor Agreement, as though an original party thereto for all purposes under the Investor Agreement.

If an entity, the undersigned hereby represents and warrants that the execution and delivery of this Joinder Agreement and the performance of any obligations of the undersigned entity contemplated by the Warrant Certificate or the Investor Agreement has been duly and validly authorized and that this Joinder Agreement has been duly executed and delivered by such party.

NOTWITHSTANDING THE PLACE WHERE THIS JOINDER AGREEMENT MAY BE EXECUTED BY THE UNDERSIGNED, THE UNDERSIGNED EXPRESSLY AGREES THAT THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK, BOTH SUBSTANTIVE AND REMEDIAL, WITHOUT REGARD TO NEW YORK CONFLICTS OF LAW PRINCIPLES. ANY JUDICIAL PROCEEDING BROUGHT UNDER THIS JOINDER AGREEMENT OR ANY DISPUTE ARISING OUT OF THIS JOINDER AGREEMENT OR ANY MATTER RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first above written.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Date:	Name:
(please print full name)

Date:

EXHIBIT D
DESIGNATION OF INTERESTS ISSUED TO OAKTREE LIMITED PARTNERS

Pursuant to Section 4.3(a)(i) of the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (as amended, modified or supplemented, the “Agreement”), to which this Exhibit [n] is attached, the General Partner has caused the Partnership to issue additional Partnership Interests in the form of Common Partnership Units in the number and to the respective Persons set forth below (collectively and, together with their respective assignees and transferees, the “Oaktree Limited Partners”). The Common Partnership Units issued to the Oaktree Limited Partners shall be governed by the terms of the Agreement subject to the following:

1.	Definitions. To the extent the following terms are (a) defined in the Agreement, the following definitions amend and replace such definitions in their entirety, and (b) not defined in the Agreement, such terms shall have the meanings ascribed to them in this Exhibit [n], in each case solely with respect to the Oaktree Limited Partners and the Common Partnership Units acquired by such persons on [n], 20[n] and any time thereafter:

A.	“Credit Agreement” means that certain Credit Agreement, dated as of January 15, 2021, by and among the Company, the Partnership, Oaktree Fund Administration LLC, as administrative agent, and each Lender party thereto, as amended by that certain Amendment No. 1, dated as of [n], 2021.

B.	“Oaktree Limited Partners” means:

Name of Oaktree Limited Partner	Common Partnership Units Issued

[Name of Oaktree Limited Partner]	[# of Units]
[Name of Oaktree Limited Partner]	[# of Units]
[Name of Oaktree Limited Partner]	[# of Units]

C.	“Specified Redemption Date” shall mean, with respect to a given Oaktree Limited Partner and Notice of Redemption, the later of any date so specified in the Notice of Redemption and the third (3rd) Business Day after receipt by the General Partner of the Notice of Redemption.

D.	“Warrant Certificate” means that certain Warrant Certificate, in the form attached as Exhibit B to the Credit Agreement, to be entered into by the Oaktree Limited Partners and the Company in the event that the Company elects to pay the Exit Fee (as defined in the Credit Agreement) in Warrants (as defined in the Credit Agreement) in accordance with Section 2.08(b) of the Credit Agreement.

2.	Amendments with respect to Section 5.2:

A.	Section 5.2 is amended by adding the following to the end of Section 5.2(e):

i.	Notwithstanding the foregoing, in the event that the IRS determines that the Partnership has an imputed underpayment, as calculated in Treasury Regulation Section 301.6225-1(b), the Partnership shall elect as permitted under Treasury Regulation Section 301.6226-1(a) to “push-out” the imputed underpayment to the “reviewed year partners” (as defined in Treasury Regulation Section 301.6241-1(a)(9), such that the reviewed year partners and not the Partnership shall take into account and be liable for the imputed underpayment.

3.	Amendments with respect to Section 7.1:

A.	Section 7.1 is amended by adding the following to the end of Section 7.1(b):

i.	The Partnership shall cause to be delivered to each Oaktree Limited Partner, with respect to each taxable year in which such Oaktree Limited Partner is a Partner in the Partnership, no later than January 21 of each year, a tentative estimate of the Schedules K-1 that the Partnership is required to deliver to the Oaktree Limited Partners with respect to the prior taxable year, and shall provide a best estimate of such Schedules K-1 by February 15 of such year. In addition, the Partnership shall provide to the Oaktree Limited Partners an estimate of the taxable income expected to be allocable with respect to each quarter, within fourteen (14) days after the end of such quarter, from the Partnership to the Oaktree Limited Partners.

4.	Amendments with respect to Section 7.4:

A.	In the event that (i) an Oaktree Limited Partner has been issued Warrants (as defined in the Credit Agreement) as payment of the Exit Fee (as defined in the Credit Agreement) in accordance with Section 2.08(b) of the Credit Agreement, (ii) the Company delivers the notice set forth in Section 3(b)(z)(i) of the Warrant Certificate and (iii) such Oaktree Limited Partner has delivered a Notice of Redemption in accordance with Section 7.4 of the Agreement, (x) in no event shall the Company, the Partnership or the General Partner be permitted to utilize the one hundred twenty (120) day period set forth in Section 7.4(b) of the Agreement to seek or obtain stockholder consent in order to issue sufficient REIT Common Shares to satisfy the Redemption Right and (y) the Partnership shall pay to the Oaktree Limited Partner, on the Specified Redemption Date, the Cash Amount or, to the extent permissible under Section 7.4(b) without additional stockholder consent, the REIT Common Shares Amount or any combination of the Cash Amount and the REIT Common Shares Amount, in each case, in an aggregate amount sufficient to satisfy the Redemption Right.

B.	For the avoidance of doubt, the designation of any Oaktree Limited Partner as an “Excepted Holder” in accordance with the Articles of Incorporation of the Company shall be deemed to constitute a waiver by the board of directors of the Company of the 9.8% Beneficial Ownership limitation for purposes of Section 7.4(c) of the Agreement.

5.	Amendments with respect to Section 9.5:

A.	Notwithstanding anything to the contrary in Section 9.5(a), but subject to the other provisions of Section 9, nothing in this Agreement shall limit or restrict the ability of any of the Oaktree Limited Partners from Transferring any of their Limited Partnership Interests or Partnership Units or assigning any of their rights, duties or obligations under this Agreement to any Person; provided, that any such assignee or transferee agrees in writing to be bound by all of the terms and conditions of this Agreement (such Transfer or assignment, an “Oaktree Permitted Disposal”).

B.	Section 9.6(a)(i) shall not apply in the case of an assignee resulting from an Oaktree Permitted Disposal.

6.	Amendments with respect to Exhibit A:

A.	Exhibit A shall be and is revised to reflect the Persons and Common Partnership Units, identified in Item 1.B. above, as well as the agreed values and percentages attributable thereto.